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                                                                      EXHIBIT 21



     MK GOLD COMPANY SUBSIDIARIES


                                                STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                      INCORPORATION OR ORGANIZATION
----------                                      -----------------------------

MK Gold de Mexico, S. de R.L. de C.V.............................    Mexico
Cobra Las Cruces, S.A............................................    Spain